EXIHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 (File No. 333-63267) of our report dated January 23, 1998, on our audits of the financial statements of Union State Bank. We also consent to the reference to us under the heading "Experts" in such prospectus.

Houston, Texas
October 30, 1998